EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related Prospectus of Gray Communications Systems, Inc. for the registration of 2,262,608 shares of its class B common stock and to the incorporation by reference therein of our report dated January 26, 1999, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


Atlanta, Georgia
October 25, 1999